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                                 EXHIBIT (8)(B)

                    FORM OF AMENDED APPENDIX B TO THE CUSTODY
                    AGREEMENT BETWEEN THE REGISTRANT AND STAR
                                   BANK, N.A.





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                                   APPENDIX B

NAME OF FUND
------------

*The BB&T U. S. Treasury Money Market Fund

 The BB&T Short-Intermediate U. S. Government Income Fund

 The BB&T Intermediate U. S. Government Bond Fund

 The BB&T North Carolina Intermediate Tax-Free Fund

 The BB&T Growth and Income Stock Fund

 The BB&T Capital Manager Growth Fund

 The BB&T Capital Manager Moderate Growth Fund

 The BB&T Capital Manager Conservative Growth Fund

*The BB&T Prime Money Market Fund

                                       BB&T Mutual Funds Group

                                       By:___________________

                                       Date:_________________

                                       Star Bank, N.A.

                                       By:___________________
                                       Date:_________________

                                       B-2